EXHIBIT 99.1
Company Contact:
Gregg Bodnar
Chief Financial Officer
(630) 410-4633
Investors/Media Contacts:
ICR, Inc.
Allison Malkin/Alecia Pulman
(203) 682-8225/(646) 277-1220
ULTA ANNOUNCES PRELIMINARY SETTLEMENT IN SECURITIES CLASS ACTION
LAWSUIT
     Romeoville, IL – June 4, 2009 – Ulta Salon, Cosmetics & Fragrance, Inc. [NASDAQ:ULTA], today announced that it had reached a preliminary settlement in its class action lawsuit. The Company previously disclosed that a securities class action lawsuit was filed on December 17, 2007 in the United States District Court for the Northern District of Illinois, in which the Company and its CEO and CFO were named as defendants. On May 29, 2009, the Company and its primary insurance carrier engaged in a mediation with counsel representing the putative class. Although defendants continue to deny plaintiffs’ allegations, in the interest of putting this matter behind it, the Company and its insurer have reached a tentative settlement with plaintiffs, subject to agreement on comprehensive settlement documentation and approval by the Court. All amounts to be paid under the tentative settlement will be paid out of proceeds of the Company’s D&O insurance coverage.
About Ulta
     Ulta is the largest beauty retailer that provides one-stop shopping for prestige, mass and salon products and salon services in the United States. Ulta provides affordable indulgence to its customers by combining the product breadth, value and convenience of a beauty superstore with the distinctive environment and experience of a specialty retailer.  Ulta offers a unique combination of over 21,000 prestige and mass beauty products across the categories of cosmetics, fragrance, haircare, skincare, bath and body products and salon styling tools, as well as salon haircare products. Ulta also offers a full-service salon in all of its stores. The Company currently operates 320 retail stores across 36 states and also distributes its products through the Company’s website: www.ulta.com.

Forward-Looking Statements
     This press release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 and the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, which reflect our current views with respect to, among other things, future events and financial performance. You can identify these forward-looking statements by the use of forward-looking words such as “outlook,” “believes,” “expects,” “plans,” “estimates,” or other comparable words. Any forward-looking statements contained in this press release are based upon our historical performance and on current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by us or any other person that the future plans, estimates or expectations contemplated by us will be achieved. Such forward-looking statements are subject to various risks and uncertainties, which include, without limitation: the impact of weakness in the economy; changes in the overall level of consumer spending; changes in the wholesale cost of our products; the possibility that we may be unable to compete effectively in our highly competitive markets; the possibility that our continued opening of new stores could strain our resources and have a material adverse effect on our business and financial performance; the possibility that new store openings may be impacted by developer or co-tenant issues; the possibility that the capacity of our distribution and order fulfillment infrastructure may not be adequate to support our recent growth and expected future growth plans; the possibility of material disruptions to our information systems; weather conditions that could negatively impact sales and other risk factors detailed in our public filings with the Securities and Exchange Commission (the “SEC”), including risk factors contained in our Annual Report on Form 10-K for the year ended January 31, 2009. Our filings with the SEC are available at www.sec.gov. The Company does not undertake to publicly update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.